EXHIBIT 10.42

PROJECT AGREEMENT
(SALES OPERATIONS SERVICES for CLIENT SALES TEAMS)

This Project Agreement (this “Project Agreement”) is made as of January 1, 2016 (the “Effective Date”) by and between inVentiv Commercial Services, LLC with an office located at 500 Atrium Drive, Somerset, NJ 08873 (“inVentiv”) and Omeros Corporation, with an office located at 201 Elliott Avenue West, Seattle, WA 98119 (“Client”). Client and inVentiv may each be referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

A.    Client and inVentiv have entered into a Master Service Agreement dated as of May 12, 2014 (the “MSA”) as well as a Project Agreement thereunder for detailing and sales operations dated May 12, 2014 as amended by a first amendment dated June 13, 2014 and second amendment dated August 19, 2014 (the “Sales Detailing Project Agreement”), a Project Agreement thereunder for sales operations services dated July 24, 2014 (the “Sales Operations Project Agreement”), and a Project Agreement thereunder for medical sciences liaisons operations services dated July 18, 2014 (the “MSL Project Agreement”).

B.    Client and inVentiv desire to terminate the Sales Detailing Project Agreement, the Sales Operations Project Agreement, and the MSL Project Agreement effective as of December 31, 2015 on the basis of terms set forth herein, and to enter into this Project Agreement pursuant to which inVentiv shall provide operations services commencing on the Effective Date as set forth more fully in Exhibit A attached hereto.

C.    As part of the termination of the Sales Detailing Project Agreement, Omeros and inVentiv acknowledge that a substantial portion of the specialty sales representatives (“SSRs”) employed by inVentiv and assigned to Omeros under the Sales Detailing Project Agreement will be “converted” to be employed by Omeros, rather than inVentiv, as of the Effective Date, and that other SSRs will not be employed by Omeros.

1. Interpretation and Construction

The Parties confirm that the MSA shall govern the relationship between the Parties, and this Project Agreement shall be subject to the terms of the MSA. Unless otherwise expressly set forth herein, in the event of a conflict or inconsistency between the terms and conditions set forth in the MSA and the terms and conditions set forth in this PA, the terms and conditions set forth in the MSA shall take precedence, govern and control. Unless otherwise expressly provided herein (including in any exhibits), capitalized terms used in this Project Agreement have the meanings set forth in the Master Service Agreement.

2. The Services

A detailed description of the operations services to be provided under this Project Agreement (the “Operations Services”) are set forth on Exhibit A attached hereto and made a part hereof.

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3.     The Term

This Project Agreement shall be in effect as of the Effective Date and shall remain in effect until the first (1st) anniversary of the Deployment Date (as defined in Exhibit A), unless extended as provided herein (the “Term”). The period from the Deployment Date until the day prior to the one (1) year anniversary of the Deployment Date shall be referred to herein as “Year One”. The Term may be extended for additional periods of one (1) year (each an “Additional Term”) upon the mutual written agreement of the Parties not less than ninety (90) days before the end of the Term or any Additional Term.

4.     Termination of this Project Agreement

(a)    Subject to Section 4(b) below, either Party may terminate this Project Agreement in accordance with Section 12 of the MSA.

(b)    Notwithstanding Section 12(a)(v) of the MSA, Client may additionally and without penalty terminate this Project Agreement in its sole discretion by providing inVentiv with at least sixty (60) days' prior written notice.

5.     Fees for this Project Agreement

Set forth on Exhibit B are the costs and fees to be paid by Client to inVentiv for the performance of the Operations Services under this Project Agreement.

6.     Termination of Other Project Agreements

A.Early Termination: The parties agree that the Sales Detailing Project Agreement, the Sales Operations Project Agreement, and the MSL Project Agreement shall each terminate effective as of December 31, 2015.

B.Early Termination Fees: In consideration for early termination of the Sales Detailing Project Agreement, the Sales Operations Project Agreement, the MSL Project Agreement, and in lieu of all other conversion fees, penalties and payments set forth in the Project Agreements associated with the early termination of the Sales Detailing Project Agreement, hiring by Omeros of SSRs, removal of other SSRs from providing services to Omeros without replacement, and amendment of the Sales Operations Project Agreement and MSL Project Agreement, Omeros agrees to pay and inVentiv agrees to accept the following fees:

i)An “Early Conversion Penalty Fee” of $174,696, which shall be invoiced following conversion on or after the Effective Date and payable within thirty (30) days of Omeros’ receipt of the invoice.

ii)A “SSR Conversion Fee” of $2,000 per inVentiv SSR that is employed by Omeros on the Effective Date, which shall be invoiced following conversion on or after the Effective Date. The parties assume that

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Omeros will convert 26 inVentiv SSRs for an estimated total SSR Conversion Fees of $52,000, such estimate to be adjusted based on actual hires.

iii)Any outstanding charges or credits associated with services provided and costs incurred under the Sales Detailing Project Agreement, the Sales Operations Project Agreement, and the MSL Project Agreement through December 31, 2015 will remain owed and payable and settled in accordance with such Project Agreements, provided that Omeros will process and provide incentive compensation payments directly to the converted SSRs hired by Omeros for their performance during the fourth quarter of 2015 based on sales results for the fourth quarter of 2015. Omeros will also reimburse inVentiv on a pro-rata basis for fourth quarter 2015 performance-based incentive compensation owed and paid by inVentiv to SSRs that had been assigned to Omeros, not hired by Omeros, and whose employment was terminated by inVentiv November 6, 2015.

C.Separation for Non-Converted SSRs: For each inVentiv SSR not employed by Omeros and whose employment was terminated by inVentiv November 6, 2015, Omeros will also reimburse inVentiv for the cost of severance and health insurance for such SSRs through November 30, 2015, estimated to total in aggregate $55,000 for eight terminated SSRs, such estimate to be adjusted based on the actual number of such SSRs and days of severance paid. Qualification for severance reimbursement for terminated SSRs shall be dependent on the terminated SSRs not being offered another position with inVentiv prior to the Effective Date. inVentiv shall provide Omeros a report by December 15, 2015 detailing the terminated SSRs and the cost of severance paid and shall invoice Omeros for such severance amounts paid, which invoice shall be paid by Omeros within thirty (30) days of receipt.

D.Purchase of Technology Hardware: Omeros agrees to purchase and inVentiv agrees to sell the following technology hardware used as of December 31, 2015 by inVentiv’s SSRs currently or previously assigned to Omeros, for the total sum of $17,638, which amount shall be paid by Omeros within thirty (30) days of receipt of the equipment and a corresponding invoice: 45 iPad Air 32GB; 44 Lenovo T440p laptops, associated printers, and all peripherals; and 45 VZW devices. inVentiv shall transfer to Omeros all warranties applicable to the purchased technology hardware and Omeros shall upon request certify removal of inVentiv licensed software.

7.    Integration

This Project Agreement and the MSA set forth the parties entire understanding of the subject matter set forth herein and supersedes all prior related written agreements between the parties, including the letter of intent between the parties executed November 5, 2015.

WHEREFORE, the parties hereto have caused this Project Agreement to be executed by their duly authorized representatives on the day and year first above written.

EXHIBIT 10.42

OMEROS CORPORATION	INVENTIV COMMERCIAL SERVICES, LLC
By: /s/ Gregory A. Demopulos	By: /s/ Theodore Wong
Name: Gregory A. Demopulos, M.D.	Name: Theodore Wong
Title: Chairman & CEO	Title: VP & CFO
Date: December 10, 2015	Date: Dec 23, 2015

EXHIBIT 10.42

EXHIBIT A
THE SALES OPERATIONS SERVICES FOR CLIENT SALES TEAMS

1.0     Executive Summary

This Exhibit A describes the work required for the initial implementation and ongoing operation of the Sales Operations Services to support the Client's Sales Management Team and Home Office employees (collectively, “Client Employees”) for product OMIDRIA® (phenylephrine and ketorolac injection) 1% / 0.3%. For purposes of this Project Agreement, the Deployment Date shall mean on or about January 1, 2016.

Any changes to the assumptions, deliverables, or scope of work described in this document or any new work requests will follow Section 4.0, the Change Control Process of this document.

2.0     Scope of Services

This Exhibit A defines the work related to the following service areas for the initial implementation and the operation of the Sales Operations Services within the following areas:

•    Project Management
•    Customer Relationship Management (CRM)
•    Veeva Network
•    Field Support Services
•    Sales & Technology Training Services

3.0     Scope of Work Definition

3.1 Project Management

inVentiv has developed a project implementation methodology based upon industry best practices into the most efficient process and method for conducting and managing projects.

The inVentiv project team will include this engagement in their ongoing support of the Omeros Sales implementation:

•    Provide a practical approach to project planning, execution and service delivery
•    Maintain discipline and structure without constraining the project efforts
•    Frame the project within the strategies of the clients business requirements

inVentiv will hereby extend its fully integrated project management approach for the implementation of the Sales Support Services referred to as the “Project”. This Project will be managed by the assigned project manager (“Project Manager”) and include ongoing tracking and monitoring of project activities, timelines, and deliverables associated with the Omeros sales implementation. After the implementation period is over and field users are deployed, the

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operational support of the client will be provided by the dedicated share of an Operations Manager with support provided as needed by the Project Manager. Initially the share of the Operations Manager shall be 25%, and the parties agree to re-evaluate and adjust this after sixty (60) days from the Effective Date.

3.2 Customer Relationship Management (“CRM”)

inVentiv will provide licenses for Omeros’ field sales, medical affairs, national account, and sales management personnel (collectively “Field Users”) and for Omeros’ home office personnel (“Home Office Users”) to utilize the Omeros CRM solution developed as part of the existing inVentiv CRM service offering provided to support the Omeros inVentiv Implementation. inVentiv will utilize Veeva CRM software, an industry leader in providing cloud-based CRM applications to the Life Sciences industry. The CRM Services include those supported within the inVentiv

Health General Development Org or GDO, including:

•    Customer Management across Account Profiles (Individuals & Organizations)
•    Call Recording, Reporting, and loading of Call Plans
•    Closed-Loop Marketing (“CLM”); loading and presentation of digital media as part of integrated call record
•    Medical Inquiry Request Form (“MIRF'') including physician signature capture
•    Field Coaching configuration
•    Reports & Dashboards based on industry best practices to enhance field and field management performance (online only)
•    iPad/Online Platform options including on-line/home office PC, Field Tablet PC, and iPad to support mobility needs and improved customer interaction

3.3 Veeva Network & Open Data Access/Ongoing Validation

inVentiv, in partnership with Veeva, will provide Client a unique end-to-end commercial operations platform coupled with timely and accurate customer data. The access to Veeva open network will fix existing data issues (de-duplication and then remove dead, moved, retired targets) and will augment the current data set with missing identifiers or other information. The platform provides the following uses:
•Licensed Client Field and Home Office users have access to entire customer universe (HCPs, HCOs, Affiliations)
•Data Change Requests can be submitted by field users – will reduce routine action request processing activity
•Timely and accurate data available to all users
•iTargeting & alignment team will have access to a rich data source to identify an initial target universe

inVentiv services will include a user license for the Veeva Network application and Open Data Services based on a per user per month fee, assuming the same user count as the CRM field user purchase.

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3.4 Field Support Services

Help Desk:

The inVentiv Field Service Desk supports inVentiv Systems and Operational processes, to ensure field user readiness and performance.

•    Field Support Service Desk hours are Monday through Friday, 8am-10pm, Eastern Time
•    Standard inVentiv metrics and KPIs for call and ticket resolution
•    Field Support can be reached via telephone or via email
•    Knowledge Base will be supplied for Service desk based on client business rules and system configuration
•    Standard Monthly reporting will be provided along with Post-Rollout daily monitoring reporting for 2 weeks following each field deployment

4.0 Change Control Process

Throughout the development of a business solution, additional knowledge is gained and situations and underlying assumptions change. A key component of the project management process is to identify the changes and make informed decisions, especially with regard to functionality, schedule and cost.

The change control process enables inVentiv and its customer to maintain a shared vision for the project. The objectives of change control are to:

•    Assess the impact of scope changes on project schedules, resources and pricing
•    Provide a formal vehicle for approval to proceed with any changes to this Statement of
Work
•    Provide a project audit record of all material changes to the original Statement of Work

If requirements arise that are outside the scope of this proposal, a Change of Scope document will be submitted for client approval following the below process:

1. Client requests additional requirements for new functionality or deliverables outside the scope of work identified.
2. inVentiv reviews change, meets with client and internal team members to understand and scope client expectations regarding business need, timelines, and other deliverable expectations.
3. inVentiv provides Change of Scope document which outlines work effort, timeline and pricing impacts of the change. Pricing will be determined based on standard rates provided below.
4. Client accepts proposal and signs Change of Scope document which authorizes work to begin on the change request.

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Standard Pricing Table for changes of scope approved by Omeros:

Role	Price/HR
Software Development	$250
Data Management	$250
Alignment/Call Planning	$250
Testing	$150
Project Management	$150
Training (Content/Delivery)	$150
Hardware/Help Desk	$150

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EXHIBIT B
COMPENSATION- FIXED FEES, VARIABLE FEES AND PASS-THROUGH COSTS
I.    FIXED FEES
Fixed Monthly Fee

Commencing thirty (30) days prior to the Effective Date, inVentiv shall invoice Omeros (“Client”) for the following Fixed Monthly Fees.

Position	Year 1 Fixed Monthly Fee
Ongoing Field Operations Support - Monthly Fee for Veeva sales management database	$15,449
Ongoing Field Operations Support – Monthly fee for 25% share of an Operations Manager*	$4,187
Per Field User (Assume 55**)	$277
Per Home Office User (Assume 5**)	$237

* Initially the share of the Operations Manager shall be 25%, and the parties agree to re-evaluate and adjust this share and the corresponding fee after sixty (60) days from the Effective Date.
** To be adjusted based on actual users and corresponding licenses.

II.     PASS-THROUGH COSTS

In addition to the Fixed Fees, certain expenses will be charged to Client on a pass through basis. These expenses will be billed to Client at actual cost. ·Pass-through costs include:

•    All travel related expenses (transportation, lodging, meals, etc.) if approved in advance by Client
•    Printing, postage and office supplies
•    Data purchases
•    Other expenses which have been approved by Client

III.     INVOICES; BILLING TERMS

Commencing thirty (30) days prior to the Deployment Date, Client will be billed monthly the amounts stated above as the Fixed Monthly Fees (per user type times the number of each user type plus the Ongoing Field Operations Support Monthly Fee). Pass-through Costs will be billed to Client at actual cost as incurred by inVentiv.

Each monthly invoice shall be submitted thirty (30) days prior to the start of a month in which Operations Services are to be provided and payment on invoices shall be due the later of the first day of that month in which the Operations Services are provided or thirty (30) days following Client’s receipt of each

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applicable invoice from inVentiv. If an invoice is not paid when due, inVentiv reserves the right to impose a finance charge of 1% monthly, applied to the outstanding balance due.